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EXHIBIT 12.1
DJ ORTHOPEDICS, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

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
                                                                                                   Historical
                                                  Historical  Historical                    Years Ended December 31,
                                                  ----------  ----------   ---------------------------------------------------------
                                                     Q1-03       Q1-02       2002         2001        2000        1999        1998
                                                   --------    --------    --------     --------    --------    --------    --------
Income (loss) before income taxes .............    $  2,764    $  2,377    $(24,556)    $    532    $  5,159    $  9,515    $  8,345
Interest ......................................       2,819       2,872      11,542       16,673      15,876       7,057          --
Amortization of Debt Issuance Costs ...........         437         195         781          919         877         409          --
Amortization of Discount on Sr. Notes .........          39          39         154          204         205         102          --
1/3 of rental expense-operating leases ........         196         257       1,295        1,196       1,064         895       1,064
                                                   --------    --------    --------     --------    --------    --------    --------
Earnings ......................................    $  6,255    $  5,740    $(10,784)    $ 19,524    $ 23,181    $ 17,978    $  9,409

Interest ......................................    $  2,819    $  2,872    $ 11,542     $ 16,673    $ 15,876    $  7,057          $-
Amortization of Debt Issuance Costs ...........         437         195         781          919         877         409          --
Amortization of Discount on Sr. Notes .........          39          39         154          204         205         102          --
1/3 of rental expense-operating leases ........         196         257       1,295        1,196       1,064         895       1,064
                                                   --------    --------    --------     --------    --------    --------    --------
Fixed Charges .................................    $  3,491    $  3,363    $ 13,772     $ 18,992    $ 18,022    $  8,463    $  1,064


Ratio of Earnings to Fixed Charges ............        1.79        1.71       -0.78         1.03        1.29        2.12        8.84
                                                   ========    ========    ========     ========    ========    ========    ========
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